SUBLICENSE



         SUBLICENSE made as of the 16th day of June, 1993, by and between INTERACTIVE NETWORKS INCORPORATED, a North Carolina corporation (the "Sublicensee"), and NETWORK LICENSING, INC., a North Carolina corporation (the "Sublicensor").

                                   WITNESSETH

         WHEREAS, Michael R. Jones ("Jones") and Arthur J. Murphy and Gerald Singer (collectively referred to as the "Licensor") are parties to that License Agreement dated as of December 31, 1990 (the "License Agreement"), as amended by that Addendum to License Agreement among the Licensor and the Sublicensor dated as of June 15, 1993 (collectively referred to as the "New License Agreement");

         WHEREAS, Jones, Licensor and Sublicensor are parties to that Assignment of License Agreement of even date herewith (the "Assignment"), pursuant to which Jones assigned all of his right, title and interest as a licensee under the License Agreement to Sublicensor;

         WHEREAS, Sublicensee desires to obtain and Sublicensor desires to grant to Sublicensee a license to manufacture and sell Inventions (as that term is defined in the License Agreement) as they relate to retail network systems (the "RNS Rights");

         NOW THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid to Sublicensor, the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. The term of this Sublicense shall commence upon the date hereof and shall expire upon expiration of the New License Agreement.

         Section 2. In consideration of the obligations of the Sublicensee to Sublicensor set forth in this Agreement, Sublicensor hereby grants to Sublicensee an exclusive worldwide license during the term of this Sublicense to use and practice all of the rights of Sublicensor under the New License Agreement and the Assignment with respect to the RNS Rights.

         Section 3.

         A . All of the obligations contained in the New License Agreement and the Assignment conferred and imposed upon Sublicensor with respect to the RNS Rights, and all of the rights and privileges conferred upon Sublicensor thereunder with respect to the RNS Rights, are hereby conferred and imposed upon Sublicensee. Sublicensor hereby instructs Sublicensee to make those payments required to be made by Sublicensor to Jones and the Licensor under the New License Agreement and the Assignment, including, without limitation, those payments required pursuant to Sections 9 and 10 of the Assignment, as and when due until otherwise notified by

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



Sublicensor and Sublicensee covenants and agrees that it will do so. Sublicensee covenants and agrees otherwise fully and faithfully to perform the terms and conditions of the New License Agreement. Sublicensee shall not do or cause to be done or suffer or permit any act to be done which would or might cause the New License Agreement, or the rights of Sublicensor as licensee under the New
License  Agreement,  to  be  endangered,   canceled,  terminated,  forfeited  or
surrendered, or which would or might cause Sublicensor to be in default thereunder or liable for any damage, claim or penalty. Sublicensee agrees that if there is any conflict between the provisions of this Sublicense and the provisions of the New License Agreement which would permit Sublicensee to do or cause to be done or suffer or permit any act or thing to be done which is prohibited by the New License Agreement then the provisions of the New License Agreement shall prevail.

         B . In the event of any default or failure of performance under the New License Agreement by the Licensor, Sublicensee shall be entitled to pursue whatever rights and remedies it may have directly against Licensor.

         Section 4. If any provision of this Sublicense, or the particular application thereof, shall to any extent be held invalid or unenforceable by the court of competent jurisdiction, the invalidity of such provision shall not be deemed to affect the validity of any other provision herein contained. Any such invalid provision shall be deemed to be stricken from this Sublicense, which shall otherwise continue in full force and effect in all respects.

         Section 5. Jones shall have the right at his own expense, and not more often than once in each calendar quarter, to have a certified public accountant examine the books of the Sublicensee to verify the statements prepared by the Sublicensee with respect to payments owed to Jones under the Assignment. In the event that a discrepancy of more than 5% of the collected gross revenues is verified by Jones' accountant (which verification is not successfully disproved by the Sublicensee in a court of competent jurisdiction), Sublicensee shall within 60 days pay to Jones all expenses of the examination, including all reasonable legal fees expended in sustaining any alleged discrepancy, in addition to the additional royalties due (to the extent that such payments have not been made by the Sublicensor).

         Section 6. This Sublicense sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings related thereto. This Sublicense may not be modified or amended in any manner except by written agreement.

         Section 7. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors, legal representatives and assigns.

         Section 8. This Sublicense shall be interpreted under and pursuant to the laws of the State of North Carolina, and the parties consent to jurisdiction in said state.


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         IN WITNESS WHEREOF, the parties hereto have executed this Sublicense as of the day and date first specified above.

                                           INTERACTIVE NETWORKS INCORPORATED

ATTEST:
                                           By: /s/ THOMAS B. HUBBARD III
                                                        President

/s/ RICHARD P. LUDINGTON
         Secretary

         [CORPORATE SEAL]

                                           NETWORK LICENSING, INC.

ATTEST:

                                           By: /s/ THOMAS B. HUBBARD III
                                                             President

/s/ RICHARD P. LUDINGTON
         Secretary

         [CORPORATE SEAL]


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